STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made and entered into as of May 29, 2002 by and among TOSHIBA CORPORATION, a Japanese corporation, acting through its Mobile Communications Company ("TOSHIBA"), AUDIOVOX CORPORATION, a Delaware corporation ("AUDIOVOX"), and AUDIOVOX COMMUNICATIONS CORP., a Delaware corporation ("ACC"). Toshiba and Audiovox are referred to herein collectively as the "PARTIES" and each individually as a "PARTY".

                                    RECITALS

     A. ACC, Audiovox and Toshiba have entered into the Securities Purchase Agreement dated as of the date hereof (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which Toshiba is acquiring (i) shares of ACC's Class B Common Stock, no par value per share, and (ii) a subordinated convertible promissory note of ACC (the "NOTE"). After giving effect to such acquisition, Audiovox will own seventy-five percent (75%) and Toshiba will own twenty-five percent (25%), respectively, of ACC's outstanding capital stock.

     B. The Parties and ACC desire to enter into this Agreement at the Closing as contemplated by the Securities Purchase Agreement.

     C. Certain terms used herein have the meanings set forth for such terms in the text of this Agreement or in Annex I hereto. Unless otherwise defined herein, terms used herein that are defined in the Securities Purchase Agreement shall have the same meanings set forth for such terms in the Securities Purchase Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties and ACC hereby agree as follows:

                                    AGREEMENT

1.   OPERATION AND MANAGEMENT OF ACC.

     1.1 BOARD OF DIRECTORS. ACC will be managed by its Board of Directors (the "BOARD") in accordance with the terms of this Agreement, ACC's Organizational Documents and applicable Law. The Board shall consist of five (5) directors ("DIRECTORS"), four (4) of whom shall be appointed by Audiovox and one (1) of whom shall be appointed by Toshiba. Toshiba shall also have the right to appoint one (1) Board observer, who shall be entitled to attend Board proceedings. Such Board observer may share information with Toshiba and its representatives but shall otherwise treat all information learned at such proceedings in confidence. Each Party shall exercise all voting rights with respect to its Securities and take such other necessary action in order to ensure that the composition of the Board is as set forth in this Section 1.1. The Directors and all observers shall be individuals of good moral character and unaffiliated with any competitor of ACC.

     1.2 REMOVAL; REAPPOINTMENT OF DIRECTORS. Each Party shall have the right, in its

                                  Exhibit 99.3
                                        1


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sole  discretion,  to remove at any time any  Director  appointed  by such Party pursuant to Section 1.1, effective upon delivery of written notice to ACC and the other Party. In the case of a vacancy in the office of a Director for any reason (including removal pursuant to the preceding sentence), the vacancy shall be filled by the Party that appointed the Director to which such vacancy relates. Toshiba may remove and/or replace its Board observer described in
Section 1.1 at any time at its sole discretion, effective upon delivery of written notice to ACC and Audiovox.

     1.3 BOARD MEETINGS.

          (A) Each Director shall have the authority to convene Board meetings. Absent a contrary decision by the Board, meetings shall be held on Business Days at the offices of ACC. Directors may attend Board meetings in person or by any other means of attendance permitted under applicable Law, including by telephone.

          (B) The Board shall meet at least quarterly, and written notice of all Board meetings shall be given to each Director and each Party not less than ten (10) days in advance of each meeting. The ten (10)-day period may be shortened by written waiver of the Director in question or actual attendance by such Director, without objection, at a Board meeting. Additionally, each Director shall promptly cooperate in good faith to attend or waive notice with respect to Board meetings that must be held on less than ten (10) days notice due to operational emergencies (a Director's failure to so cooperate in good faith with respect to any Board meeting shall be deemed to constitute such Director's waiver of notice with respect to such meeting). Minutes of Board meetings shall be prepared by ACC in English, and shall be distributed to each Director reasonably promptly following such meeting.

     1.4 BOARD QUORUM; VOTING; RESOLUTIONS. Subject to Section 1.5, (a) a quorum shall be deemed to exist for purposes of Board actions so long as at least three
(3) Directors are present, and (b) any action, determination or resolution of the Board shall require the affirmative vote of a majority of Directors present at a meeting at which a valid quorum pursuant to this Section 1.4 is present.

     1.5 EXTRAORDINARY APPROVAL ITEMS. ACC shall not take or agree to take, and shall not permit any of its controlled Affiliates to take or agree to take, directly or indirectly, any of the following actions ("EXTRAORDINARY APPROVAL ITEMS") without the prior written approval of Toshiba.

          (A) Subject to Section 4.5, amend or modify any of its Organizational Documents.

          (B) Engage in any line of business that is outside the scope of the Business.

          (C) Other than in the ordinary course of the Business, make any capital or other expenditures that, individually or together with all related expenditures, exceed twenty percent (20%) of the fair value of the total assets of ACC.

          (D) Other than in the ordinary course of the Business, incur, guarantee or

                                  Exhibit 99.3
                                        2


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          otherwise  become  liable  for,  or grant  Liens with  respect to, any
          indebtedness   that,   individually   or  together  with  all  related
          indebtedness, exceeds twenty percent (20%) of the fair value of the total assets of ACC.

          (E) Issue or sell capital stock (or any rights to acquire capital stock) other than common stock.

          (F) Declare or pay any dividends or other distributions (in cash or other property) on account of any equity securities, or redeem, retire, purchase or otherwise acquire any equity securities, other than to or from all stockholders on a pro rata basis in accordance with their respective holdings.

          (G) Other than in the ordinary course of the Business, pay, purchase, redeem, retire or otherwise acquire, directly or indirectly, any indebtedness (including debt securities) that, individually or together with all related indebtedness, exceeds twenty percent (20%) of the fair value of the total assets of ACC, other than at maturity or pursuant to fixed or mandatory prepayments, redemptions or sinking funds in accordance with the terms of the applicable indebtedness.

          (H) Merge or consolidate with or into another Person.

          (I) Other than in the ordinary course of the Business, sell, lease or otherwise dispose of assets that, individually or together with all related disposed assets, exceed twenty percent (20%) of the fair value of the total assets of ACC.

          (J) Other than in the ordinary course of the Business, (1) purchase or otherwise acquire (whether through a stock purchase, asset purchase, stock swap or otherwise) any business or assets that, individually or together with all related acquired businesses or assets, exceed twenty percent (20%) of the fair value of the total assets of ACC, or (2) enter into, terminate or materially amend the terms of any joint venture, partnership or similar transaction that, individually or together with all related transactions being undertaken, represent assets of ACC exceeding twenty percent (20%) of the fair value of the total assets of ACC.

          (K) Except for Contracts with underwriters in connection with an IPO, enter into or amend any Contract that is outside the ordinary course of ACC's Business and, individually or together with related Contracts, involves aggregate commitments in excess of twenty percent (20%) of the fair value of the total assets of ACC.

          (L) Change its independent accountants.

          (M) Enter into or amend any Contract between ACC or its controlled Affiliates, on the one hand, and Audiovox or its Affiliates or their respective Associates, on the other hand, except for any Contracts or amendments thereto that are in good faith, in the ordinary course of the Business, and on terms that are at least as favorable to ACC as those available from third parties that are unaffiliated with Audiovox.

                                  Exhibit 99.3
                                        3


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          (N) File a petition for bankruptcy, dissolution or liquidation, make a general assignment for the benefit of creditors, appoint a receiver or trustee to take possession of all or substantially all of its assets, or take any other action with respect to winding up and dissolution.

          (O) Adopt or amend any employee equity incentive plan providing that the holders' rights under the plan will be triggered or exercisable in case of a change of control of ACC (whether through an acquisition of a majority of ACC's capital stock, an acquisition of all or substantially all of ACC's assets or a similar event conveying control of ACC).

     1.6 OFFICERS.

          (A) Toshiba shall have the right to designate individuals as officers of ACC in the following capacities: Executive Vice President; Chief Technology Officer for Toshiba Products; and Vice President for Merchandizing -- Toshiba Products. Toshiba shall also have the right to remove and replace its designees in a manner consistent with Section 1.2. Such officers designated by Toshiba shall have the duties set forth on
     Exhibit 1.6(a). Subject to the following conditions, the Board shall appoint Toshiba's designees to these positions. Such individuals shall be
     (1) qualified and competent in their positions in terms of experience, expertise, moral character, ability to interface with other ACC officers and employees and other relevant attributes, (2) unaffiliated with a competitor of ACC, (3) not impose an unreasonable expense on ACC, and (4) have the approval of the Chief Executive Officer (who may not withhold or withdraw his approval without reasonable cause). The Chief Executive Officer, in his discretion, may also hire additional individuals proposed by Toshiba as employees of ACC, and the Board, in its discretion, may appoint one or more of such individuals as officers of ACC.

          (B) All other officers of ACC shall be appointed by the Board, in its discretion, including the Chief Executive Officer and the Chief Financial Officer.

          (C) Each officer of ACC shall be qualified and competent for his position in terms of experience, expertise, moral character and other relevant attributes.

     1.7 STOCKHOLDERS' MEETINGS. Each fiscal year ACC shall have an annual stockholders meeting and such other stockholders meetings as may be convened by the Board. Each stockholders meeting shall be convened at such time and place determined by the Board. Stockholders of ACC shall receive notice of each stockholders' meeting at least two (2) weeks before the scheduled date of the meeting. Minutes of stockholders meetings shall be prepared by ACC in English, and shall be distributed to each Party reasonably promptly following each meeting.

     1.8 BUDGETS AND PLANS. The CEO and the Executive Vice President appointed by Toshiba shall prepare in consultation with Toshiba and submit to the Board for its review and approval, and the Board shall approve (with such amendments and modifications as it deems appropriate), the budgets and plans described in this Section 1.8 based on ACC's Product roadmap and Product Plan provided for under Section 7.3 and Section 7.4 of the Distribution Agreement.

                                  Exhibit 99.3
                                        4


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          (A) ANNUAL AND SEMI-ANNUAL  BUDGETS.  Annual and semi-annual  budgets, setting forth (1) profit and loss  information,  including  sales and units
     sold  by  supplier  and  gross  margin  by  supplier,   (2)  balance  sheet
     information, including inventory by supplier, accounts receivable, accounts payable and borrowings, (3) cash flow information, and (4) other budget information determined by the Parties.

          (B) MID-TERM BUSINESS PLAN. A mid-term business plan covering a three-year period and setting forth ACC's business, sales and service strategy and the information described in clauses (1) through (4) of Section 1.8(a).

     1.9 ORGANIZATIONAL DOCUMENTS. The Organizational Documents of ACC shall be in the form of Exhibit 1.9(a) (Certificate of Incorporation) and Exhibit 1.9(b) (Bylaws), with such amendments and modifications as may be adopted in accordance herewith.

     1.10 TERMINATION UPON ACC'S QUALIFIED IPO. This Section 1 shall terminate upon the consummation by ACC of a Qualified IPO. Notwithstanding the foregoing, so long as the shares of Common Stock owned by Toshiba and/or issuable to Toshiba upon the conversion of the Note (to the extent that Toshiba is then entitled to convert the Note into Common Stock in accordance with its terms) collectively constitute at least ten percent (10%) of ACC's Common Stock then issued and outstanding, Toshiba shall have the right to appoint one (1) Director following the Qualified IPO; provided that Toshiba shall not have such Director appointment right if, notwithstanding Audiovox's good faith efforts to preserve Toshiba's Director appointment right, the managing underwriter for the Qualified IPO advises the Board in writing that Toshiba's retention of its Director appointment right following a Qualified IPO would harm ACC's prospects for achieving a Qualified IPO.

2. FINANCING MATTERS.

     2.1 PREEMPTIVE RIGHTS.

          (A) Each Party shall have a preemptive right to purchase a pro rata portion (equal to such Party's then current Company Interest) of any new issuances of Securities by ACC, except for (i) warrants, stock options and shares issued or granted to employees of ACC for services rendered or to be rendered in accordance with equity incentive plans adopted by the Board, and (ii) Common Stock issued by ACC in a Qualified IPO. ACC agrees to notify each Party in writing of any proposed new issuance of Securities to which the Parties have preemptive rights under this Section, setting forth the terms of such issuance. Each Party shall notify the other Party and ACC, within fourteen (14) days after receipt of such notice, of its decision to participate in any proposed new issuance of Securities (failure to provide such notification during such period shall constitute an election not to participate). In the event that a Party elects not to subscribe for such Party's full pro rata share of any newly issued Securities, the other Party shall be entitled to purchase any of the unsubscribed Securities.

          (B) This Section 2.1 shall terminate upon the consummation by ACC of, and shall not apply to ACC's issuance of shares in, a Qualified IPO.

                                  Exhibit 99.3
                                        5


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     2.2  DEBT  FINANCING.  Notwithstanding  anything  contained  herein  to the contrary, neither Party shall be obligated to provide financing or financial support to ACC of any kind or nature, including loans or guarantees to third parties for ACC's benefit. This Section 2.2 shall not affect in any manner the rights and obligations of Toshiba and ACC under Section 8.2 (Payment) of the Distribution Agreement.

3. TRANSFER RESTRICTIONS; IPO; REGISTRATION RIGHTS.

     3.1 GENERAL.

          (A) Neither Party shall, directly or indirectly, sell, assign, dispose of, pledge, collateralize, encumber or otherwise transfer ("TRANSFER") all or any portion of its Securities or any interest therein other than in accordance with this Section 3. Any transfer of Securities or any interest therein contrary to the provisions of this Section 3 shall be null and void. Notwithstanding the foregoing, transfers among members of each Party's Control Group shall be permitted, provided that (i) no such transfer shall be made unless the proposed Control Group transferee has agreed in a writing satisfactory to the other Party to be bound by the terms of this Agreement, and (ii) the Party who is the direct or indirect parent of the Control Group transferee shall remain fully bound by the terms hereof following such transfer and shall be responsible for any breach by its Control Group transferee of the terms hereof.

          (B) Each certificate representing Securities held by a Party shall bear the following legend:

          "Transfer of the securities represented by this certificate is restricted pursuant to the Certificate of Incorporation of Audiovox Communications Corp. and the Stockholders Agreement dated as of May 29, 2002, by and among Audiovox Corporation, Toshiba Corporation and Audiovox Communications Corp., copies of which are on file at the principal office of Audiovox Communications Corp."

     3.2 NO TRANSFERS FOR ONE YEAR. Except for transfers among Control Group members made in accordance with Section 3.1(a), neither Party shall transfer all or any portion of its Securities or any interest therein for one (1) year following the date hereof without the prior written consent of the other Party.

     3.3 IPO. An initial public offering of ACC's Securities ("IPO") shall not occur prior to the first anniversary of the date hereof.

     3.4 FIRST REFUSAL AND TAG-ALONG RIGHTS PRIOR TO AN IPO.

          (A) In the event that either Party wishes to transfer Securities at any time after one (1) year following the date hereof, such Party (the "TRANSFERRING PARTY") shall first deliver to the other Party (the "NOTIFIED PARTY") a written notice (an "OFFER NOTICE") stating the Transferring Party's desire to transfer Securities. The Offer Notice shall set out the number of

                                  Exhibit 99.3
                                        6

     Securities proposed to be transferred (the "OFFERED SECURITIES"), the identity of the proposed transferee and the price and all other material terms and conditions of the proposed transfer.

          (B) For a period of thirty (30) days following receipt of an Offer Notice, the Notified Party shall have the right to elect either (i) to purchase, at the same price and on the same terms and conditions set forth in the Offer Notice, all, but not less than all, of the Offered Securities, or (ii) to include in the proposed transfer the Notified Party's pro rata share (equal to its then current Company Interest) of the Securities covered by the Offer Notice (and there shall be a corresponding reduction in the number of Offered Securities which the Transferring Party may include in the proposed transfer). Any election by a Notified Party under this Section 3.4(b) shall be made by delivering written notice of such election to the Transferring Party prior to the expiration of the thirty
     (30)-day exercise period. A Notified Party electing to purchase Offered Securities may effect such purchase by directing ACC to consummate the purchase, and if so directed ACC shall consummate the purchase in accordance with this Section 3.4, subject to compliance with applicable Law.

          (C) Upon a Notified Party's valid delivery of its election notice to purchase Offered Securities under clause (i) of Section 3.4(b), the Transferring Party shall be legally obligated to sell, and the Notified Party shall be legally obligated to purchase, the Offered Securities on the terms and conditions set forth in the Offer Notice and in any event within thirty (30) days from the delivery date of the exercise notice, subject to the receipt of Approvals under applicable Law. If a Notified Party exercises its right to include Securities in a transfer pursuant to clause
     (ii) of Section 3.4(b), the Notified Party shall reasonably cooperate with the Transferring Party in connection with the consummation of the transfer, including by executing agreements relating to such transfer, making any filings or applications required under applicable Law and delivering to the transferee certificates (as applicable) representing the Notified Party's Securities to be included in the transfer. Promptly after the consummation of the transfer, the Transferring Party shall notify the Notified Party, shall remit to the Notified Party the total consideration for the Notified Party's Securities included in the transfer, and shall furnish such other evidence of the completion and time of completion of the transfer as may be reasonably requested by the Notified Party. Following any such transfer, such Offered Securities shall continue to be Securities subject to the terms of this Agreement. To evidence more fully that the Offered Securities remain subject to this Agreement, the transferee party shall acknowledge its agreement in writing to be bound by the terms of this Agreement as a condition to such transfer, such acknowledgement to be in a form reasonably acceptable to the Notified Party and its counsel. Upon satisfaction of such condition, the transferee party shall be subject to all of the obligations of the Transferring Party under this Agreement, subject to necessary adjustments.

          (D) If the  Notified  Party (i) fails  within  the  applicable  thirty
     (30)-day period to deliver notice effecting the exercise of its rights to purchase Offered Securities under clause (i) of Section 3.4(b) or include Securities in a transfer under clause (ii) of Section 3.4(b) or (ii) exercises its rights to purchase Offered Securities but fails to satisfy its obligation to purchase all of the Offered Securities within thirty (30) days from the delivery date of the exercise notice (subject to the receipt of Approvals under applicable Law), then the Transferring Party shall have the right for ninety (90) days after the expiration of the applicable thirty (30)-day period to

                                  Exhibit 99.3
                                        7
     transfer the Offered Securities on terms and conditions no less favorable to the Transferring Party than those specified in the Offer Notice. If the Offered Securities are not transferred within such ninety (90)-day period, such Offered Securities shall again become subject to the rights of the Notified Party set forth in Section 3.4(b).

     3.5 REGISTRATION RIGHTS. Each Party shall have the registration rights and related indemnity rights and obligations set forth in the attached Exhibit 3.5.

     3.6 NO TRANSFERS OF INTERCOMPANY NOTE. Audiovox shall not, directly or indirectly, transfer all or any portion of the Non-Negotiable Demand Note by ACC to Audiovox dated the date hereof (the "INTERCOMPANY NOTE") or any interest therein without the prior written consent of Toshiba, provided that transfers among Audiovox's Control Group members made in accordance with Section 3.1(a) shall be permitted. The Intercompany Note shall bear a legend consistent with
Section 3.1(b) giving notice of this transfer restriction.

     3.7 TERMINATION  UPON ACC'S QUALIFIED IPO.  Sections 3.1, 3.2, 3.3, 3.4 and
3.6 shall terminate upon the consummation by ACC of, and shall not apply to sales of ACC shares by a Party included in, a Qualified IPO; provided that:

          (A) So long as a Party holds at least ten percent (10%) of ACC's issued and outstanding shares of Common Stock (by way of clarification, Toshiba's holdings of Common Stock for purposes of this Section 3.7 shall include the shares issuable upon conversion of the Note, to the extent that Toshiba is then entitled to convert the Note in accordance with its terms), such Party shall have the first refusal and tag-along rights set forth in
     Section 3.4 with respect to transfers of ACC Securities by the other Party following the Qualified IPO, except for sales of Common Stock by a Party to the public in one or more brokers transactions (as defined in Rule 144(g) of the Securities Act) or other non-negotiated transactions at the market price for the Common Stock then prevailing.

          (B) Each Party shall be entitled to purchase any ACC shares that the other Party would otherwise include for sale in a Qualified IPO, pursuant to and subject to the purchasing Party's compliance with the following procedures.

               (I) At least thirty (30) days prior to ACC's filing with the SEC of the registration statement containing the preliminary prospectus that is used for the "road show" for the Qualified IPO (the "PROSPECTUS FILING"), a Party that intends to include ACC shares for sale in the Qualified IPO shall provide written notice to ACC and the other Party of such intention and the number of ACC shares that the Party intends to include for sale (the "INCLUDED SHARES") (such Included Shares not to exceed the number of such Party's shares that the managing underwriter believes can be included for sale in the Qualified IPO without harming its prospects for success).

               (II) Within ten (10) Business Days following the Prospectus Filing, if the other Party desires at its option to purchase such Included Shares, it shall deliver a written notice to ACC and the selling Party firmly committing the purchasing Party to purchase all (but not less than all) of the Included Shares at the IPO Price; provided that the purchasing Party shall

                                  Exhibit 99.3
                                        8
          have no obligation to purchase the Included Shares if the Qualified IPO is not consummated within one hundred twenty (120) days following the Prospectus Filing. The selling Party's receipt of such notice shall firmly obligate the selling Party to sell its Included Shares to the purchasing Party on the terms set forth in the notice. Within ten (10) Business Days following the consummation of the Qualified IPO, the purchasing Party shall make payment in full for the Included Shares in immediately available funds against delivery of such shares.

               (III) The "IPO PRICE" means the price per share to the public for shares issued by ACC in the Qualified IPO, less underwriting discounts and commissions and offering expenses per share, in each case as disclosed in the final prospectus for the Qualified IPO.

4. ADDITIONAL COVENANTS.

     4.1 CONFIDENTIALITY; PUBLICITY.

          (A) CONFIDENTIAL INFORMATION. The Parties (all references to "Party" and "Parties" in this Section 4.1 shall be deemed to include ACC) recognize that, in connection with the performance of the transactions contemplated hereby, each Party (in such capacity, the "DISCLOSING PARTY") may disclose Confidential Information to the other Parties (each in such capacity, the "RECEIVING PARTY"). For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any and all information (whether owned by the Disclosing Party or any Person to whom the Disclosing Party owes a non-disclosure obligation) regarding the Disclosing Party and its business which is (i) in written or other tangible form and marked with a legend which identifies the information as confidential, or (ii) in oral or visual form, identified as being confidential at the time of disclosure and thereafter summarized in a writing which identifies the information as confidential and is transmitted to a Receiving Party within thirty (30) days after such oral or visual disclosure.

          (B) CONFIDENTIALITY OBLIGATION. Each Receiving Party agrees for a period of two (2) years after the receipt of any Confidential Information
     (i) to protect the Confidential Information and not to disclose the Confidential Information to any Person, utilizing the same degree of care the Receiving Party utilizes to protect its own confidential information of a similar nature, and (ii) not to utilize the Confidential Information for any purpose other than in connection with the transactions contemplated hereby. The Parties agree to restrict distribution of the Confidential Information to those Persons involved in the subject of the discussions who have a "need to know" such information in connection with the discussions.

          (C) EXCEPTIONS. Notwithstanding the provisions of Section 4.1(b), each Receiving Party shall have no obligation to maintain the confidentiality of any information, and the Confidential Information shall not include any information, that (i) is or becomes generally available in the public domain other than through unauthorized or improper disclosure by the Receiving Party, (ii) was validly in the Receiving Party's possession prior to disclosure by a Disclosing Party, (iii) was independently developed by the Receiving Party, or (iv) was received by the Receiving Party from another Person without violation of any confidentiality obligations.

          (D) DISPOSAL OF CONFIDENTIAL INFORMATION. Within thirty (30) days of the

                                  Exhibit 99.3
                                        9
     termination of this Agreement, upon the applicable Disclosing Party's request, each Receiving Party shall return to the Disclosing Party or destroy all Confidential Information (including copies and electronic records thereof).

          (E) PUBLICITY. Subject to applicable Law and the applicable rules or regulations of any stock exchange on which the securities of any Party are then traded, no Party shall issue any press release, publicity statement, communication with stockholders, public notice or other public disclosure relating directly to this Agreement or the transactions contemplated hereby without prior notice to, consultation with, and the consent of the other Party. Notwithstanding the foregoing, so long as the disclosing Party reasonably attempts to consult with and obtain the consent of the other Party, limits the applicable disclosure to the extent practicable and provides a copy of the disclosure to the non-disclosing Party concurrently with or in advance of its public release, such consultation and consent shall not be required if a Party must make a public disclosure on an emergency basis in order to comply with applicable securities Laws.

     4.2 FINANCIAL STATEMENTS.

          (A) ANNUAL FINANCIAL STATEMENTS. Within ninety (90) days after the end of each fiscal year (or such shorter period for Form 10-K reporting that may be required by the SEC in the future), the Board shall cause to be prepared and delivered to each Party the statement of income (loss) and statement of cash flows of ACC for such fiscal year, the balance sheet of ACC as of the end of such fiscal year, and accompanying notes thereto. Such financial statements shall be audited by an internationally recognized accounting firm retained by ACC.

          (B) QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each quarter (or such shorter period for Form 10-Q reporting that may be required by the SEC in the future), the Board shall cause to be prepared and delivered to each Party an unaudited statement of income
     (loss) and statement of cash flows of ACC for such quarter, an unaudited balance sheet of ACC as of the end of such quarter and, if applicable, accompanying notes thereto.

          (C) MONTHLY FINANCIAL STATEMENTS. Within fifteen (15) days after the end of each month, ACC shall prepare and deliver to each Party an unaudited statement of income (loss) and statement of cash flows of ACC for such month, an unaudited balance sheet of ACC as of the end of such month and, if applicable, accompanying notes thereto. Monthly financial statements issued after the end of a quarter shall be subject to adjustment after review by ACC's officers responsible for financial affairs in the course of preparing the applicable quarterly or annual financial statements of ACC.

     4.3 INSPECTION RIGHTS. ACC shall permit Audiovox and Toshiba to visit and inspect ACC's properties, to examine its financial books of account, records and other information requested by a Party and to discuss ACC's affairs, finances and accounts with ACC's Directors and employees, all at such reasonable times and upon reasonable notice as may be requested by a Party, provided that ACC's obligations of confidentiality to third parties are honored.

     4.4 D&O LIABILITY INSURANCE. ACC shall maintain at all times a policy of directors' and officers' insurance with coverage amounts and other terms and conditions no less favorable

                                  Exhibit 99.3
                                       10
to ACC and its directors and officers than Audiovox's directors' and officers' insurance policy in effect on the date hereof.

     4.5 COOPERATION IN CONNECTION WITH IPO. In connection with ACC's efforts to achieve an IPO, Toshiba and Audiovox shall reasonably cooperate in good faith and take such action as is reasonably necessary to effect the IPO. Without limiting the foregoing, notwithstanding Section 1.5(a), at a time reasonably prior to ACC's anticipated Qualified IPO, Toshiba shall agree to, shall cause its Director appointee to approve and shall vote its Securities to approve any amendments, modifications or restatements to ACC's Organizational Documents that are required in the good faith judgment of the Board upon consultation with ACC's counsel to achieve the Qualified IPO, such amendments, modifications and restatements to become effective immediately prior to the consummation of the Qualified IPO. Toshiba acknowledges and agrees that such amendments, modifications and restatements may include, without limitation, the reclassification of ACC's Class A Common Stock and Class B Common Stock into a single class of Common Stock. Notwithstanding the foregoing, except as provided in the foregoing sentence and except to the extent that Toshiba's rights hereunder terminate in case of a Qualified IPO in accordance with their terms, Toshiba shall not be obligated to amend, waive or forfeit any of its rights contained in the Transaction Agreements in order to achieve an IPO by ACC.

     4.6 TERMINATION UPON ACC'S QUALIFIED IPO. Sections 4.2, 4.3 and 4.4 shall terminate upon the consummation by ACC of a Qualified IPO.

5. REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

     Each Party hereby represents and warrants to the other Party as follows:

     5.1 ORGANIZATION. Such Party is a corporation duly organized and validly existing under the Laws of its jurisdiction of organization and has the corporate power and authority to enter into and perform each Transaction Agreement to which it is a party.

     5.2 PERMITS; APPROVALS. Such Party holds all Approvals, the absence of which would have a material adverse effect on such Party's ability to perform its obligations under the Transaction Agreements (a "MATERIAL ADVERSE EFFECT"), and there has been no default or violation under any such Approvals and there is no proceeding or investigation that is pending or, to such Party's knowledge, threatened under which any such Approval may be revoked, terminated or suspended, except for matters that would not have a Material Adverse Effect with respect to such Party.

     5.3 AUTHORIZATION; EXECUTION AND DELIVERY; ENFORCEABILITY. All corporate action on the part of such Party necessary for the authorization, execution and delivery of each Transaction Agreement to which such Party is a party and for the performance of all of such Party's obligations thereunder has been taken. This Agreement has been duly executed and delivered by such Party. This Agreement constitutes a valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms.

     5.4 GOVERNMENT AND OTHER CONSENTS. No Approvals of any Governmental

                                  Exhibit 99.3
                                       11

Authority or any other Person is required in connection with such Party's execution, delivery and performance of the Transaction Agreements to which such Party is a party, or if any such consent is required, such Party has satisfied the applicable requirements, except in each case for matters that would not have a Material Adverse Effect with respect to such Party.

     5.5 EFFECT OF AGREEMENT. Such Party's execution, delivery and performance of each Transaction Agreement to which it is a party will not (i) violate the Organizational Documents of such Party or any provision of applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any Governmental Authority applicable to such Party, (iii) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the giving of notice, the passage of time or both), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any Approval, Contract or commitment to which such Party is a party or is otherwise subject, or (iv) result in the creation of any Lien upon any assets of such Party, except in the case of clauses (ii), (iii) and (iv) for matters that would not have a Material Adverse Effect with respect to such Party.

     5.6 PROCEEDINGS. There are no Proceedings pending or, to such Party's knowledge, threatened, against such Party before any Governmental Authority which question such Party's right to enter into or perform any Transaction Agreement to which such Party is a party, or which question the validity of this Agreement or any of the other Transaction Agreements.

6. TERM AND TERMINATION.

     6.1 TERM. This Agreement shall become effective as of the date hereof and shall continue in effect hereafter until terminated pursuant to Section 6.2.

     6.2 TERMINATION. This Agreement may only be terminated as follows:

          (A) Upon the mutual written agreement of the Parties.

          (B) At the election of either Party, if the other Party commences a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or taking possession by any such official in any involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or take any corporate action to authorize any of the foregoing.

          (C) At the election of either Party, if an involuntary case or other proceeding is commenced against the other Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Party or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of one hundred twenty (120) days.

          (D) At the election of Toshiba, if the Distribution Agreement is terminated by

                                  Exhibit 99.3
                                       12

     ACC in accordance with Section 17.2(f) thereof and, at the time of such termination, Toshiba is in material compliance with all of its obligations under the Distribution Agreement.

          (E) At the election of Toshiba, if the Distribution Agreement is terminated by Toshiba in accordance with Section 17.2(e) thereof.

          (F) At the election of Audiovox, if the Distribution Agreement is terminated by Toshiba in accordance with Section 17.2(f) thereof and, at the time of such termination, ACC is in material compliance with all of its obligations under the Distribution Agreement.

     6.3 EFFECT. A Party may exercise an election to terminate this Agreement pursuant to Section 6.2(b), 6.2(c), 6.2(d), 6.2(e) or 6.2(f), as applicable, by giving ACC and the other Party ten (10) days notice in accordance with Section
8.4. In the event of the termination of this Agreement pursuant to Section 6.2, this Agreement shall cease to have further force or effect and no Party shall have any liability to any other Party in respect to this Agreement, provided that:

          (A) Termination of this Agreement for any reason shall not release any Party from any liability which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at Law, equity or otherwise or which may arise out of or in connection with such termination; and

          (B) Section 4.1, Section 7 and Section 8 (other than Section 8.1) shall survive such termination and remain in full force and effect.

7. PUT AND CALL RIGHTS UPON TERMINATION.

     7.1 TOSHIBA PUT RIGHT. In the event that Toshiba elects to terminate this Agreement in accordance with Section 6.2(d) or 6.2(e), Toshiba shall have the right (exercisable by written notice delivered within thirty (30) days following the termination hereof) to require Audiovox to purchase all (but not less than all) of the Securities of ACC then held by Toshiba for an amount equal to the fair market value of such Securities, as determined pursuant to Section 7.3. Upon delivery of such notice, Audiovox shall be bound to purchase and Toshiba shall be bound to sell Toshiba's Securities for such fair market value as provided in this Section 7.

     7.2 AUDIOVOX CALL RIGHT. In the event that Audiovox elects to terminate this Agreement in accordance with Section 6.2(f), Audiovox shall have the right (exercisable by written notice delivered within thirty (30) days following the termination hereof) to require Toshiba to sell to Audiovox all (but not less than all) of the Securities of ACC then held by Toshiba for an amount equal to the fair market value of such Securities, as determined pursuant to Section 7.3. Upon delivery of such notice, Audiovox shall be bound to purchase and Toshiba shall be bound to sell Toshiba's Securities for such fair market value as provided in this Section 7.

     7.3 DETERMINATION OF FAIR MARKET VALUE. In case of Toshiba's exercise of its put right pursuant to Section 7.1 or Audiovox's exercise of its call right pursuant to Section 7.2, the

                                  Exhibit 99.3
                                       13
fair market value of Toshiba's Securities shall be determined as follows:

          (A) As soon as practicable after delivery of the put or call notice, as applicable, the Parties shall engage in mutual good faith discussions to determine the fair market value of Securities to be purchased or sold.

          (B) If the Parties are unable to agree on the fair market value of Toshiba's Securities within fifteen (15) days after delivery of the applicable notice, then each Party shall select an independent appraiser with international experience to determine the fair market value of Toshiba's Securities. Each appraiser will promptly render a written good faith appraisal of the fair market value of Toshiba's Securities in light of all relevant factors (if the appraiser provides a valuation range, the midpoint of the range shall be the fair market value of the appraised Securities). Each appraiser shall be instructed to complete its appraisal as promptly as possible and, in any event, within thirty (30) days after its appointment. The appraisals shall be submitted to the Parties simultaneously. The Parties shall take all actions reasonably necessary to cause the appraisers to complete their appraisals in an expeditious and competent manner within such period.

          (C) The fair market value of Toshiba's Securities to be purchased shall be the average of the two appraisals submitted by the independent appraisers under Section 7.3(b); provided that, if the two appraisals differ in value by more than twenty percent (20%), the two independent appraisers shall jointly appoint a third independent appraiser, who will promptly render a written good faith appraisal of the fair market value of Toshiba's Securities in light of all relevant factors and in accordance with the timing and procedures contained in Section 7.3(b). In case of an appraisal by a third independent appraiser, the fair market value of the Securities to be purchased shall be the average of (1) the appraisal submitted by the third independent appraiser and (2) the appraisal submitted under Section 7.3(b) that is closest in value to the appraisal of the third independent appraiser. Any determination of fair market value pursuant to this Section 7.3 shall be conclusive and binding upon the Parties for purposes of determining the fair market value of Toshiba's Securities to be purchased under this Section 7. Each Party shall bear fifty percent (50%) of the costs of any appraisal pursuant to this Section 7.3.

     7.4 CLOSING OF PUT OR CALL EXERCISE. The Parties shall consummate the purchase and sale of Toshiba's Securities under this Section 7 as soon as practicable following the determination of the appraised purchase price pursuant to Section 7.3 by Toshiba's receipt of cash via wire transfer of immediately available funds equal to the purchase price. At Audiovox's option some or all of Toshiba's Securities may be purchased by ACC, provided that Audiovox shall remain responsible for the timely payment of the purchase price for Toshiba's Securities.

8. GENERAL PROVISIONS.

     8.1 VOTING AGREEMENT. Each Party shall hold and exercise all voting rights with respect to its Securities subject to and in accordance with the provisions of this Agreement, and to the extent legally permissible shall cause the Directors nominated by such Party to act to effect the terms hereof.

                                  Exhibit 99.3
                                       14

     8.2 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and governed by the Laws of the State of New York, U.S.A., including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York (without regard to the choice of law provisions thereof). Judgement upon an award rendered by the arbitrators pursuant to Section 8.3 shall be entered in the courts of the State of New York, and the Parties hereby submit to the exclusive jurisdiction of such courts for the purpose of any such entry. The Parties agree and consent that services of process may be made upon the Parties in any legal proceedings relating hereto by any means allowed under applicable Law.

     8.3 DISPUTE RESOLUTION.

          (A) The Parties intend that all disputes between the Parties arising out of this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of sixty
     (60) calendar days after such notice has been given, such dispute shall be finally settled by binding arbitration at the request of any Party.

          (B) Each arbitration hereunder shall be conducted in the English language in New York, New York, and shall be administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect, before three (3) independent arbitrators to be appointed as follows. Each Party shall appoint one (1) arbitrator, and the two (2) arbitrators appointed by the Parties shall appoint a third arbitrator in accordance with paragraph (c) of AAA Rule R-15 (Appointment of Neutral Arbitrator by Party-Appointed Arbitrators or Parties) currently in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the applicable rules.

          (C) Each Party may demand arbitration by filing a written demand with the other Party within one hundred eighty (180) calendar days after the expiration of the sixty (60) day period described above. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding intended to resolve a dispute, including (notwithstanding Section 6.2) the termination of this Agreement. Notwithstanding the foregoing, either Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction, pending the final decision or award of the arbitrators. The award rendered in an arbitration hereunder shall be final and non-appealable.

     8.4 NOTICES AND OTHER COMMUNICATIONS. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given
(a) if delivered personally, when received, (b) if transmitted by facsimile, on the first (1st) Business Day following receipt of a transmittal confirmation, or
(c) if by international courier service, on the third (3rd) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

                                  Exhibit 99.3
                                       15

      If to Toshiba:

               Toshiba Corporation
               Mobile Communications Company
               1-1, Shibaura 1-chome, Minato-ku
               Tokyo 105-8001
               Japan

               Attention:       General Manager, International Operations
               Telephone:       -81-3-3457-3241
               Facsimile:       -81-3-3457-8194

      If to Audiovox:

               Audiovox Corporation
               150 Marcus Blvd.
               P.O. Box 18000
               Hauppauge, NY  11788-1800
               U.S.A.
               Attention:       Charles M. Stoehr
               Telephone:       (631) 436-6505
               Facsimile:       (631) 231-1370

      If to ACC:

               Audiovox Communications Corp.
               555 Wireless Boulevard

               Hauppauge, New York  11788
               U.S.A.

               Attention:       Philip Christopher
               Telephone:       (631) 233-3300
               Facsimile:       (631) 951-0784

      With a  copy to:

               Levy & Stopol, LLP
               East Tower, 14th Floor
               190 EAB Plaza
               Uniondale, NY 11556-0190
               Telephone:  (516) 802-7007
               Facsimile:  (516) 802-7008

or to such other address or facsimile number as a Party may have specified to the other Parties in writing delivered in accordance with this Section 8.4.

     8.5 SEVERABILITY. If any provisions of this Agreement shall be held to be illegal, invalid or unenforceable, the Parties agree that such provisions will be enforced to the maximum extent

                                  Exhibit 99.3
                                       16
permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     8.6 AMENDMENTS. This Agreement may be amended or modified only by a written instrument signed by each Party.

     8.7 WAIVER. Any waiver by a Party of an instance of the other Party's or ACC's noncompliance with any obligation or responsibility herein contained shall be in writing and signed by the waiving Party and shall not be deemed a waiver of other instances of the other Party's or ACC's noncompliance hereunder.

     8.8 NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties and ACC. Nothing in this Agreement shall confer any rights upon any Person other than the Parties, ACC and their respective successors and permitted assigns. Neither Party nor ACC may assign this Agreement or its rights hereunder to any Person without the written consent of the other Party; provided that the registration rights provided for in Section 3.5 shall be exercisable by any holders of Registrable Shares, including after transfers of Registrable Shares. No assignment by any Person of this Agreement or of any of such Person's rights hereunder shall release such Person from any of its obligations hereunder. Any attempted assignment of this Agreement in violation of this
Section 8.8 shall be void and of no effect.

     8.9 CONSTRUCTION. This Agreement has been negotiated by the Parties, ACC and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the Parties or ACC.

     8.10 INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT. Unless the context shall otherwise require, any pronoun shall include the corresponding masculine, feminine and neuter forms, and words using the singular or plural number shall also include the plural or singular number, respectively. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretations of this Agreement. Unless the context shall otherwise require, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given, on the next Business Day.

                                  Exhibit 99.3
                                       17

     8.11 DISCLAIMER OF AGENCY. This Agreement shall not constitute any Party or ACC as a legal representative or agent of any other Party or ACC, nor shall a Party or ACC have the right or authority to assume, create or incur any Liability of any kind, expressed or implied, against or in the name or on behalf of the other Party, ACC or any of their respective Affiliates.

     8.12 LANGUAGE. The Parties and ACC have negotiated this Agreement in the English language, which shall be the governing language of this Agreement.

     8.13 RELATIONSHIP OF THE PARTIES AND ACC. Nothing contained in this Agreement is intended to, or shall be deemed to, create a partnership or joint venture relationship among the Parties, ACC or any of their respective Affiliates for any purpose, including tax purposes. Neither of the Parties, ACC nor any of their respective Affiliates will take a position contrary to the foregoing.

     8.14 SPECIFIC PERFORMANCE. The Parties and ACC agree that each other Party and ACC, as applicable, shall be entitled to obtain an injunction or injunctions in accordance with the dispute resolution procedures contained in Section 8.3 to prevent breaches of the provisions of this Agreement, or any agreement contemplated hereunder and to enforce specifically the terms and provisions hereof, in each instance without being required to post bond or other security, without being required to prove irreparable harm, and in addition to, and without having to prove the adequacy of, other remedies at Law.

     8.15 CONSEQUENTIAL AND OTHER DAMAGES. Neither Party nor ACC shall be liable under any contract, negligence, strict liability or other theory for any indirect, incidental, consequential, punitive or other special damages (including without limitation lost profits) asserted by the other Party or ACC, as applicable.

     8.16 ENTIRE AGREEMENT. The provisions of this Agreement and the other Transaction Agreements set forth the entire agreement and understanding between the Parties and ACC as to the subject matter hereof and supersede all prior agreements, oral or written, and all other prior communications between the Parties and ACC relating to the subject matter hereof. Without limiting the generality of the foregoing, Articles VIII (Information Rights), IX (Public Offering), X (Right of First Refusal) and XI (Registration Rights) of the Stock Purchase Agreement dated March 15, 1999 between the Parties are hereby terminated and shall cease to have further force or effect.

     8.17 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]



                                  Exhibit 99.3
                                       18

     IN WITNESS WHEREOF, the Parties and ACC have caused their respective duly authorized representatives to execute this Stockholders Agreement as of the date first above written.

                                      TOSHIBA CORPORATION,

                                      a Japanese corporation, acting through its Mobile Communications Company

                                      By:   s/ Tetsuya Mizoguchi

                                            Name:      Tetsuya Mizoguchi
                                            Title:     President and CEO,
                                                       Mobile Communications
                                                       Company

                                      AUDIOVOX COMMUNICATIONS

                                      CORP.,

                                      a Delaware corporation

                                      By:   s/ Philip Christopher

                                            Name:      Philip Christopher
                                            Title:     Chief Executive Officer

                                      AUDIOVOX CORPORATION,

                                      a Delaware corporation

                                      By:   s/ John J. Shalam
                                            -----------------
                                            Name:      John J. Shalam
                                            Title:     Chief Executive Officer






                                  Exhibit 99.3
                                       19

                                     ANNEX I

                               CERTAIN DEFINITIONS

     "AFFILIATE" of a specified Person means any Person that controls, is controlled by or is under common control with such specified Person. For purposes of this definition, "CONTROL" shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise).

     "APPROVAL" means, as to any Person, any consent, approval, authorization, waiver, grant, concession, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, such Person.

     "ASSOCIATE" of a Person means:

          (i) any officer or director of such Person, or other Person serving in a similar role with respect to such Person;

          (ii) any corporation or other entity of which such Person or any Person specified in clause (i) is an officer, partner, manager or Person serving in a similar role, or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities;

          (iii) any trust or other estate in or as to which such Person or any Person specified in clauses (i) or (ii) has a 10% or greater beneficial interest or serves as trustee or in a similar capacity; or

          (iv) any relative or spouse of such Person or any Person specified in clause (i), or any relative of such spouse.

     "BUSINESS" means the research, development, design, manufacture, marketing, sale and/or service of Products.

     "BUSINESS DAY" means a day on which commercial banks in New York City are generally open to conduct their regular banking business.

     "COMMON STOCK" shall mean collectively the Class A Common Stock of the Company, no par value per share, and the Class B Common Stock of the Company, no par value per share (in each case as the same may be reclassified, recapitalized or similarly affected).

     "COMPANY INTEREST" means, as to any Party at any time, the number of shares of Fully Diluted Common Stock that such Party owns at such time, divided by the total number of shares of Fully Diluted Common Stock at such time.

     "CONTRACT" means any contract, agreement, lease, plan, instrument or other document,

                                  Exhibit 99.3
                                       20
commitment, arrangement, undertaking, practice, understanding or authorization, in each case whether or not in writing.

     "CONTROL GROUP" of a Party means the Party and its direct and indirect wholly-owned subsidiaries.

     "DISTRIBUTION AGREEMENT" means the Distribution Agreement dated as of the date hereof between Toshiba and ACC.

     "FULLY DILUTED" means at any time, with respect to Common Stock and without duplication, (a) all shares of Common Stock then outstanding and (b) all shares of Common Stock issuable upon the exercise of all options, warrants, convertible securities, exchangeable securities and other outstanding rights to acquire Common Stock, with or without consideration, but only to the extent that the applicable Party is then entitled to exercise such rights to acquire Common Stock pursuant to the terms of such rights.

     "GOVERNMENT APPROVAL" means any Approval of, to or with any Governmental Authority.

     "GOVERNMENTAL AUTHORITY" means any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

     "LAWS" means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and (ii) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

     "LIEN" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "ORGANIZATIONAL   DOCUMENTS"   of  a  Person  means  its   Certificate   of
Incorporation, Bylaws or other organizational documents.

     "PERSON" means a natural individual, Governmental Authority, partnership, firm, corporation or other entity.

     "PROCEEDING" means any action, litigation, arbitration, suit, claim, proceeding or investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

     "QUALIFIED IPO" means a public offering of Common Stock by ACC registered under the Securities Act in which (i) the proceeds received by ACC for the sale of shares is at least Fifty Million Dollars ($50,000,000) net of underwriting discounts and commissions, or (ii) Common Stock sold to public investors (which for purposes of clarification shall not include Audiovox or

                                  Exhibit 99.3
                                       21
its Affiliates or Associates) represents at least ten percent (10%) of the outstanding Common Stock upon the consummation of the offering.

     "SECURITIES" means shares of Common Stock, other equity securities of ACC, and options, warrants, convertible securities, exchangeable securities or other rights to acquire Common Stock or other equity securities of ACC.

     "STRATEGIC PERSON" means any of Motorola, Nokia, Ericsson, Kyocera, Sanyo, Sharp or other similar companies that compete with a Party in the Business.

     "TRANSACTION AGREEMENTS" means this Agreement; the Securities Purchase Agreement; the Distribution Agreement; the Employment Agreement dated as of the date hereof between ACC and Philip Christopher; the Trademark License Agreement dated as of the date hereof between Audiovox and ACC; the Shared Services Agreement dated as of the date hereof between Audiovox and ACC; the Non-Negotiable Subordinated Convertible Promissory Note by ACC to Toshiba; and the Intercompany Note.

                                  Exhibit 99.3
                                       22

                                 EXHIBIT 1.6(A)
                      DUTIES OF TOSHIBA'S OFFICER DESIGNEES

Executive Vice President

     Supervises the Chief  Technology  Officer for Toshiba Products and the Vice
         President for Merchandizing -- Toshiba Products.

     Participates in the decision making of ACC, including through executive meetings.

Chief Technology Officer for Toshiba Products

     Responsible for technology matters for Toshiba Products.

     Represents ACC on matters relating to Toshiba technology in coordination with Hino Works and other applicable Toshiba facilities.

Vice President for Merchandizing -- Toshiba Products

     Coordinates and participates in the production, sale and inventory of Toshiba Products.

     Coordinates and participates in product planning for Toshiba Products, including concept proposals for Toshiba Products.

     Supports sale promotion of Toshiba Products.

                                  Exhibit 99.3
                                       23